DERMISONICS(TM)

  DERMISONICS RECEIVES NOTICE OF ALLOWANCE FROM U.S. PATENT & TRADEMARK OFFICE
                   ON ITS SECOND U-STRIP(TM) PATENT APPLICATION

Irvine, CA - June 15, 2006--Dermisonics, Inc. (OTC Bulletin Board: DMSI.OB), a medical device company focused upon the development of a painless, needle-free drug-delivery technology, announces that it has received a Notice of Allowance from the United States Patent & Trademark Office on its second U-Strip(TM) patent application, concerning an ultrasonic drug delivery system.

The U-Strip system employs an unusual form of sonic energy to facilitate the expansion of the pores of the skin, enlarging the pores to the point where large molecule drugs can be deposited into the dermis, and from there into the bloodstream of the patient. The Patent Office has allowed critical claims, such as the use of an alternating sonic waveform, in this office action. Previously granted patent US Patent No. 6,908,448 (Redding, June 2005) covered the design of the Patch-Cap coupled with ultrasonic substance delivery. This second application focuses upon the use of an alternating sonic transmission instead of the use of conventional ultrasound, which is a sine wave transmission. With conventional ultrasound a tremendous amount of thermal energy can be developed which perforates the skin, potentially leading to skin damage. This process, called sonophoresis, has many drawbacks including the tendency to destroy many of the drugs desired for active delivery purposes. The alternating waveform, a sawtooth wave to square wave, expands the skin pores without perforating the skin and without burning the tissue or denaturing the drug.

There were originally 11 patents filed on the U-Strip Technology, one issued in 2005 and now another critical patent application has received a notice of allowance and will shortly issue. Management of Dermisonics believes that the pattern of claim acceptance bodes well for the remaining nine applications and indicates that a significant intellectual property estate is likely to be obtained covering the U-Strip technology.

Bruce K. Redding, Jr., inventor of the U-Strip technology and Executive Vice President of Dermisonics, remarked, "This patent coverage represents a major milestone in obtaining significant patent coverage for the U-Strip technology, covering much of the functionality of the U-Strip Drug Delivery System for which we are now conducting three separate human pilot trials."

ABOUT DERMISONICS, INC.

Dermisonics Inc. is a specialized medical and cosmetic device company focused on the ongoing development, testing and commercialization of a transdermal patch designed to facilitate the efficient, painless and needle-free delivery of heavy molecular drugs in humans. Its leading drug-delivery platform, the U-Strip(TM), incorporates a transdermal patch controlled by microelectronics and using safe, ultrasonic technology. Clinical tests

          2 Park Plaza, Suite 450 | Irvine | California | 92614 | USA |
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have shown this system to be effective in the transdermal delivery of insulin.
Management of the Company believes is also well suited to deliver at least 175 other existing drugs that, at present, cannot be effectively delivered through the pores of the skin using conventionally available transdermal technology due to their large molecular size.


For additional information see www.dermisonics.com
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North American Investor Relations Contact:

INTERNATIONAL MARKET TREND
TOLL-FREE NORTH AMERICA
1-877-676-4447

European Investor Relations Contact:

Michael Drepper
Phone: +49-621-430-6130
investor-germany@dermisonics.com
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Legal Notice Regarding Forward-Looking Statements
-------------------------------------------------

Except for the historical information contained herein, this news release contains forward-looking statements regarding future events and the future performance of Dermisonics, Inc. that involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions are intended to identify forward-looking statements. These risks and uncertainties are described in the Company's supplemental filings with the U.S. Securities and Exchange Commission.


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